UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 11, 2014

VISION-SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction	(Registration Number)	(IRS Employer
of incorporation)	Identification No.)	Identification No.)

40 Ramland Road South Orangeburg, NY	10962
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (845) 365-0600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2014 (the “2014 Note Effective Date”), we entered into a $5.0 million revolving convertible promissory note (the “2014 Note”) with Mr. Lewis C. Pell, the Chairman of Board of Directors. The 2014 Note accrues annual interest, payable annually, at the rate of 1.93%. The 2014 Note must be repaid in full on or before the fifth anniversary of the 2014 Note Effective Date (the “2014 Note Maturity Date”), but may be prepaid by us at any time without penalty. We will be required to repay all amounts outstanding under the 2014 Note upon an event of default, as defined in the 2014 Note. The outstanding principal amount of the 2014 Note is convertible at any time prior to the 2014 Note Maturity Date, at Mr. Pell’s option, into shares of our Common Stock at a price of $1.11, the closing price of our Common Stock on the 2014 Note Effective Date; provided, however, that Mr. Pell may not convert any portion of the 2014 Note until such time as we have amended our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock by at least the amount necessary for issuance upon conversion of the 2014 Note. At June 16, 2014, we had outstanding principal borrowings of $1.0 million under the 2014 Note. A copy of the 2014 Note is attached hereto as Exhibit 99.1 and made a part hereof.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2014, Mr. Keith Darragh, Vice President of Finance and Principal Accounting Officer and Principal Financial Officer advised the Company that he was resigning his position with the Company to pursue other interests, effective June 11, 2014. The Company has initiated a search for Mr. Darragh’s replacement.

In an unrelated decision, on June 16, 2014, Mr. Lothar Koob resigned as a Class III director of the Company’s Board of Directors, effective June 16, 2014.

In an unrelated decision, on June 12, 2014, Dr. Bruce Polsky also advised the Company that he would not stand for reelection as a Class II director of the Company’s Board of Directors at the Company’s upcoming annual shareholders meeting for its 2014 fiscal year.

Each of Mr. Darragh, Mr. Koob and Dr. Polsky advised the Company that their resignations or decision not to stand for reelection, as the case may be, did not involve any disagreement with the Company, the management of the Company, the Company’s Board of Directors or the Company’s auditors over accounting principles or practices, financial statements or other matters.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1 Promissory Note between the Company and Lewis C. Pell, dated as of June 16, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vision-Sciences, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION-SCIENCES, INC.

By:	/s/Howard I. Zauberman
	Name:	Howard I. Zauberman
	Title:	President and Chief Executive Officer

Date:  June 16, 2014